SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: June 3, 2003

BEAZER HOMES USA, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	001-12822	54-2086934
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5775 Peachtree Dunwoody Road, Suite B-200
Atlanta Georgia 30342

(Address of Principal
Executive Offices)

(404) 250-3420

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report)

Item 5.  Other Events.

On June 3, 2003, Beazer Homes USA, Inc. (the “Company”) issued the press release attached hereto as exhibit 99.1 and made a part hereof announcing that the Company has closed a $250 million four-year revolving credit facility and a $200 million four-year term loan with a group of banks, and will use a portion of the net proceeds from the term loan to redeem its 8.875% Senior Notes due 2008.  For additional information, please see the press release.

Item 7.  Financial Statements and Exhibits.

(c)  Exhibits

99.1                           Press release issued June 3, 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEAZER HOMES USA, INC.

Date: June 3, 2003	By:	/s/ Michael Rand
Michael Rand
Senior Vice President and Corporate Controller